UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 27, 2018

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2018, Credit Acceptance Corporation (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) executed the Fourth Amendment to Sixth Amended and Restated Credit Agreement (“Fourth Amendment”) dated as of June 27, 2018, among the Company, the other banks which are parties thereto from time to time (collectively, the “Banks”), and Comerica Bank as Administrative Agent and Collateral Agent for the Banks. The Fourth Amendment extended the maturity of our $350.0 revolving secured line of credit facility with a commercial bank syndicate from June 22, 2020 to June 22, 2021. There were no other material changes to the terms of the facility.

As previously disclosed, the amount of the facility will decrease to $315.0 million on June 22, 2019.

As of June 27, 2018, we did not have a balance outstanding under the facility.

Item 8.01 Other Events.

On June 27, 2018, we issued a press release announcing the execution of the Fourth Amendment. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.94
Fourth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 27, 2018 among the Company, the Banks which are parties thereto from time to time, and Comerica Bank as Administrative Agent and Collateral Agent for the Banks.

99.1	Press Release dated June 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 28, 2018	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer